                             JACO ELECTRONICS, INC.
                                 145 Oser Avenue
                            Hauppauge, New York 11788

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be Held on December 13, 1996
                           --------------------------

To the Shareholders of
JACO ELECTRONICS, INC.

                  Please Be Advised that the annual meeting of shareholders (the "Annual Meeting") of Jaco Electronics, Inc. (the "Company") will be held on December 13, 1996, at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York 11747.

                  The Annual Meeting will be held for the following purposes:

                  1. To elect four Directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified; and

                  2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

                  The Board of Directors has fixed the close of business on November 12, 1996, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

                  YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO
ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY
DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                            By Order of the Board of Directors,


                                            Joel H. Girsky,
                                            Chairman
Date: November 14, 1996

                             JACO ELECTRONICS, INC.
                                145 Oser Avenue
                           Hauppauge, New York 11788

                                 --------------
                                PROXY STATEMENT
                                 --------------

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jaco Electronics, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held on December 13, 1996, at 9:30 a.m., at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York, 11747, and any and all adjournments thereof.

        The solicitation will be by mail, and the cost of such solicitation, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's common stock, will be borne by the Company.

        The shares of common stock represented by each duly executed proxy received by the Board of Directors before the Annual Meeting will be voted at the Annual Meeting as specified in the proxy. A shareholder may withhold authority to vote for all of the nominees by marking the appropriate box on the accompanying proxy card or may withhold authority to vote for an individual nominee by striking a line through such nominee's name in the appropriate space on the accompanying proxy card. UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THIS PROXY STATEMENT AND THE FORM OF PROXY. Shareholders who execute proxies nevertheless retain the right to revoke them at any time before they are voted by submitting new proxies bearing a later date, by submitting written revocations to the named proxies, or by attending the Annual Meeting and voting thereat.

        This Proxy Statement, the accompanying form of proxy, and the 1996 Annual Report to Shareholders, are first being sent to shareholders on or about November 19, 1996.

                       VOTING SECURITIES AND RECORD DATE

        The Board of Directors has designated November 12, 1996, as the record date (the "Record Date") for determining the shareholders entitled to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, $0.10 par value per share (the "Common Stock"), outstanding and entitled to vote was 3,888,221 (excluding 87,500 shares of treasury stock). The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. The presence in person or by proxy of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting will be necessary to constitute a quorum. Abstentions and broker non-votes on any item will not be counted as voting in respect of such item; they will be counted only for purposes of determining whether a quorum is present at the Annual Meeting.

                PRINCIPAL SHAREHOLDERS; SHARES HELD BY MANAGEMENT

                  The following table sets forth the number and percentage of shares of Common Stock owned as of October 17, 1996 (i) by each director of the Company and each nominee for director, (ii) all persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the outstanding shares of Common Stock, (iii) each of the executive officers and other key employees named in the Summary Compensation Table, and (iv) all of the Company's directors, executive officers and such other key employees, as a group. Each person named in the table has sole investment power and sole voting power with respect to the shares of Common Stock set forth opposite such person's name, except as otherwise indicated.

                                                                Percentage of
                                          Number of Shares       Common Stock
Name of Beneficial Owner               Beneficially Owned(1)     Outstanding(2)
------------------------               ---------------------     --------------

*  Joel H. Girsky
   President, Treasurer
   and Director                               522,540(3)              13.2%

*  Charles B. Girsky
   Executive Vice President and
   Director of the Company                    263,274(4)               6.7%

*  Stephen A. Cohen
   Director                                    25,322(5)               **


*     Nominee for election to the Board of Directors.
**    Less than 1%.

(1) Includes shares of Common Stock issuable pursuant to options exercisable within sixty (60) days from the date hereof.

(2) Based upon (i) 3,888,221 shares of Common Stock issued and outstanding (excluding 87,500 shares of treasury stock), plus, if appropriate, (ii) the number of shares of Common Stock which may be acquired by the named person or by all persons included in the group pursuant to the exercise of options exercisable within sixty (60) days from the date hereof.

(3) Includes 81,400 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Stock Option Plan.

(4) Includes 15,000 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Stock Option Plan.

(5) Includes 20,533 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Stock Option Plan For Outside Directors.

                                                               Percentage of
                                          Number of Shares      Common Stock
Name of Beneficial Owner                 Beneficially Owned      Outstanding
------------------------                 ------------------      -----------
*  Edward M. Frankel
   Director                                     20,533(5)               **

Jeffrey D. Gash
   Vice President, Finance                       9,565(6)               **

Denis Haggerty
   Vice President of Marketing                   5,000(7)               **

Morton J. Denson
   Vice President of Marketing                   4,500(8)               **

Herbert Entenberg
   Vice President of Management
   and Information Systems,
   and Secretary                                 6,167(9)               **

T. Rowe Price Associates, Inc.
   100 East Pratt Street
   Baltimore, MD 21202                         309,000(10)            7.9%

All Directors, executive officers
   and other key employees
   as a group (8 persons)                      856,901(11)           21.2%


(6) Includes of 9,033 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Stock Option Plan.

(7) Consists of 5,000 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Stock Option Plan.

(8) Includes 2,500 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Stock Option Plan.

(9) Consists of 6,167 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Stock Option Plan.

(10) These securities are owned by T. Rowe Price New Horizons Fund, Inc. for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(11) Includes 160,166 shares of Common Stock acquirable pursuant to the exercise of options.

                              ELECTION OF DIRECTORS

                  Four directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and shall have qualified. Directors shall be elected by shareholders holding a plurality of the shares of Common Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all nominees hereinafter named, all of whom are presently directors of the Company. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's By-Laws.

                  The nominees for the Board or Directors of the Company are as follows:

                           Stephen A. Cohen
                           Edward M. Frankel
                           Charles B. Girsky
                           Joel H. Girsky

                  Information about the foregoing nominees is set forth under "Management."

                  UNLESS MARKED TO THE CONTRARY, THE SHARES OF COMMON STOCK REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

                  The Board of Directors held six meetings during the year ended June 30, 1996 ("Fiscal 1996"). Each director (during the period in which each such director served) attended at least seventy-five (75%) percent of the aggregate of (i) the total number of meetings of the Board of Directors, plus
(ii) the total number of meetings held by all committees of the Board of Directors on which the director served.

                  The Board of Directors has a standing Audit Committee, a standing Option Committee, and a standing Compensation Committee. The Audit Committee reviews the work and reports of the Company's independent accountants. During Fiscal 1996, the Audit Committee was comprised of Stephen A. Cohen and Edward M. Frankel. The current members of the Audit Committee are Messrs. Cohen and Frankel. The Audit Committee met once during Fiscal 1996. The Option Committee, composed of Messrs. Cohen and Frankel, administers the Company's 1993 Non-Qualified Stock Option Plan. The Option Committee met once during Fiscal 1996. The Compensation Committee makes recommendations to the Board of Directors concerning compensation arrangements for directors, executive officers, and senior management of the

Company. The Compensation Committee did not meet during Fiscal 1996. During Fiscal 1996, the Compensation Committee was comprised of Messrs. Cohen and Frankel.



                                   MANAGEMENT

Executive Officers and Directors

                  The directors and executive officers of the Company, their ages, and their positions and terms of office with the Company are set forth below.


    Name                        Age          Title
    ----                        ---          -----

*   Joel H. Girsky              57           Chairman of the Board, President, Treasurer, and
                                             Director

*   Charles B. Girsky           62           Executive Vice President and Director of the
                                             Company

    Jeffrey D. Gash             43           Vice President, Finance of the Company

*   Stephen A. Cohen            59           Director

*   Edward M. Frankel           58           Director


*  Nominee for election to the Board of Directors.

                  Joel H. Girsky has been a Director and executive officer of the Company since it was founded in 1961. He also is a Director of Nastech Pharmaceutical Company, Inc. of Hauppauge, New York, and Frequency Electronics, Inc. of Uniondale, New York. Messrs. Joel H. Girsky and Charles B. Girsky are brothers.

                  Charles B. Girsky became an executive officer of the Company on August 2, 1985 and has been its Executive Vice President since January 1988. Since April, 1984, he has been President of Distel, Inc., a wholly-owned subsidiary of the Company since August, 1985. He was a founder, Director, and the President of the Company from 1961 through January, 1983, and was elected a Director of the Company again in 1986. Messrs. Charles B. Girsky and Joel H. Girsky are brothers.

                  Jeffrey D. Gash became Vice President of Finance of the Company in January, 1989, and was Controller of the Company for more than five years prior thereto. He has also served in similar capacities with the Company's subsidiaries.

        Stephen A. Cohen has been a Director of the Company since 1970. Since August, 1989, he has practiced law as a member of Morrison Cohen Singer & Weinstein, LLP, general counsel to the Company. For more than five years prior thereto, he was engaged in the practice of law as a member of the firm of Friedlander, Gaines, Cohen & Rosenberg, former general counsel to the Company.

        Edward M. Frankel became a Director of the Company in May, 1984. For more than five years, he has been President of Vitaquest International, Inc., a distributor of vitamins and health and beauty products, and its predecessor entities.

Other Key Employees

        The Company also considers the following individuals to be key to its operations:

        Denis Haggerty, Vice President of Marketing -- Passives. Mr. Haggerty, who is 63 years old, oversees marketing of passive components and has been employed by the Company for approximately 30 years.

        Morton J. Denson, Vice President of Marketing -- Actives. Mr. Denson, who is 62 years old, oversees marketing of active components and has been employed by the Company for over 9 years.

        Herbert Entenberg, Vice President of Management and Information Systems and Secretary. Mr. Entenberg has been employed by the Company for over 16 years. Mr. Entenberg, who is 62 years old, oversees management information systems and operations and is responsible for developing and implementing the Company's inventory control system.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table sets forth, for the Company's three most recently ended fiscal years, the compensation paid or accrued to the President of the Company and to the executive officers and other key employees of the Company, other than the President, whose aggregate annual salary and bonus for the Company's last fiscal year exceeded $100,000:

                           SUMMARY COMPENSATION TABLE


                                                                                               Long-Term Compensation
                                                                                     --------------------------------------------
                                                 Annual Compensation                        Awards            Payouts
                                            ---------------------------------------- ---------------------    -------
Name and                                                                   Other     Restricted                          All Other
Principal                                                                 Annual       Stock     Options/      LTIP     Compensation
Position                           Year     Salary($)    Bonus($)     Compensation($) Awards($)   SARs (#)    Payouts($)   ($)(2)
--------                           ----     ---------    --------     --------------- ---------   --------    ----------   ------
Joel H. Girsky,                    1994      250,000       76,000             --          --      81,400        --        62,519
  Chairman of the Board,           1995      300,000      193,000             --          --          --        --        72,100
  President, and Treasurer(1)      1996      325,000      387,000             --          --          --        --        84,301


Charles B. Girsky,                 1994      181,000       17,997             --          --          --        --         3,783
  Executive Vice President         1995      206,720       42,073             --          --          --        --         3,947
                                   1996      225,000       96,535             --          --      15,000        --         5,608


Jeffrey D. Gash,                   1994       96,000       10,000             --          --       4,033        --         1,663
  Vice President, Finance          1995       96,347       10,000             --          --          --        --         1,806
                                   1996       96,000       42,595             --          --       5,000        --         1,841


Denis Haggerty                     1994       90,000       31,377             --          --       3,667        --        11,165
  Vice President, Marketing        1995       90,348       36,964             --          --          --        --        11,029
                                   1996       90,000       58,389         27,651(3)       --       5,000        --        11,302

Morton J. Denson                   1994      114,998       19,887             --          --          --        --         8,891
  Vice President of                1995      115,440       37,955             --          --          --        --         8,957
  Marketing                        1996      114,998       50,000             --          --       2,500        --         9,330

Herbert Entenberg                  1994      102,560        4,363             --          --       3,667        --         3,436
  Vice President of                1995      102,816       16,155             --          --          --        --         3,538
  Management and                   1996      102,560       20,188                         --       2,500        --         3,197
  Information Systems,
  and Secretary


(1) Mr. Joel Girsky entered into a four-year employment agreement with the Company, effective as of July 1, 1993, to serve as the Company's Chairman, President and Treasurer. Pursuant to the agreement, Mr. Girsky shall receive a base salary of $250,000 for the fiscal year ended June 30, 1994, $300,000 for the fiscal year ended June 30, 1995, and $325,000 for the fiscal years ended June 30, 1996 and June 30, 1997. In addition, he is entitled to receive a cash bonus equal to four percent (4%) of the Company's earnings before income taxes for each year in which such earnings are in excess of $1,000,000, and six percent (6%) of the Company's earnings before income taxes for each year in which such earnings are in excess of $2,500,000. Mr. Girsky or his estate, as the case may be, is entitled to receive a payment of $500,000 if he dies or becomes permanently disabled during the term of the employment agreement. The death and disability benefit is funded by a "key man" life insurance policy maintained by the Company. In the event of Mr. Girsky's cessation of employment with the Company, upon his request, the Company is obligated to transfer such policy to Mr. Girsky. Thereafter, the Company would have no further liability for the payment of such benefit or the premiums on such policy. In addition, pursuant to the terms of the employment agreement, Mr. Girsky is to receive deferred compensation which accrues at the rate of $50,000 per year, and becomes payable in a lump sum at the later of (i) Mr. Girsky's attainment of age 60, or (ii) his cessation of employment, with or without cause by the Company at any time after July 1, 1993. In the event of a change in control resulting in termination of Mr. Girsky's employment, Mr. Girsky will receive between $450,000 and $600,000, depending on the date of termination.

(2) Includes auto expenses, 401(k) matching contributions by the Company, premiums paid on group term life insurance, taxable portion of split dollar life insurance policies and deferred compensation accrued in connection with Mr. Joel Girsky's employment agreement with the Company, as described in footnote (1) above. Auto expenses for fiscal 1996 for the Named Executives were as follows: Mr. Joel Girsky -- $23,686, Mr. Charles Girsky -- $2,110, Mr. Gash -- $724, Mr. Entenberg -- $2,001, Mr. Haggerty -- $9,600 and Mr. Denson -- $7,200. 401(k) matching contributions for fiscal 1996 for the Named Executives were as follows: Mr. Joel Girsky -- $988, Mr. Charles Girsky -- $1,041, Mr. Gash -- $1,035, Mr. Entenberg -- $957, Mr. Haggerty -- $1,140 and Mr. Denson -- $1,217. Premiums paid on group term life insurance for fiscal 1996 for the Named Executives were as follows: Mr. Joel Girsky -- $1,575, Mr. Charles Girsky $2,457, Mr. Gash -- $82, Mr. Entenberg -- $239, Mr. Haggerty -- $562 and Mr. Denson -- $913. The taxable portion of split dollar life insurance policies for Mr. Joel Girsky was $8,052 for fiscal 1996. $50,000 deferred compensation was accrued in fiscal 1996 in connection with Mr. Joel Girsky's employment agreement with the Company.

(3) Includes information regarding value realized (market value on date of exercise less exercise price) on stock options previously granted under the Company's option plans and exercised during fiscal 1996 by Mr. Haggerty.



STOCK OPTIONS

                  The following tables set forth information concerning the grant of stock options made during Fiscal 1996 to each of the persons described in the Summary Compensation Table on page 7 and the number and value of unexercised options held by them at the fiscal year-end.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                         Individual Grants(1)
                                         --------------------
                                                                                                 Potential Realizable Value
                                        Percent of                                                 at Assumed Annual Rates
                                          Total                                                  of Stock Price Appreciation
                                         Options/                                                     For Option Term(2)
                                           SARs                                                       ------------------
                         Options/       Granted to
                           SARs          Employees     Exercise or
                         Granted         in Fiscal      Base Price             Expiration
      Name                 (#)              Year          ($/Sh)                  Date             5% ($)            10%($)
      ----              --------        -----------    ------------            -----------         ------            ------
Joel H. Girsky              0                0%               --                   --              $    --         $     --
Charles B. Girsky      15,000               24%           $12.75             November 8, 2000      $52,839         $116,760
Jeffrey D. Gash         5,000                8%           $12.75             November 8, 2000      $17,613         $ 38,920
Dennis Haggerty         5,000                8%           $12.75             November 8, 2000      $17,613         $ 38,920
Morton J. Denson        2,500                4%           $12.75             November 8, 2000      $ 8,807         $ 19,460
Herbert Entenberg       2,500                4%           $12.75             November 8, 2000      $ 8,807         $ 19,460



         (1) The options in the table were granted on November 8, 1995 under the Company's 1993 Non-Qualified Plan and have exercise prices equal to the fair market value of the Common Stock on the date of grant. The options become exercisable one year from the date of grant.

         (2) The potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (5 years) at the annual rate of 5% and 10%. The assumed annual rates of appreciation are computed in accordance with the rules and regulations of the Securities and Exchange Commission. No assurance can be given that the annual rates of appreciation assumed for the purposes of the table will be achieved, and actual results may be lower or higher.

               AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                                                                          Value of Unexercised
                                                                    Number of Unexercised                   In-the-Money
                                 Shares                                 Option/SARs at                      Option/SARs at
                                Acquired                                  FY-End (#)                        FY-End ($)(1)
                                   on            Value                    ----------                        -------------
                               Exercise(#)      Realized($)       Exercisable    Unexercisable               Exercisable
                               -----------      -----------       -----------    -------------               -----------
Unexercisable
-------------
Joel H. Girsky                   --                 --              81,400             --                 428,754       --
Charles B. Girsky                --                 --                  --         15,000                      --       --
Jeffrey D. Gash                  --                 --               4,033          5,000                  21,242       --
Dennis Haggerty               3,667             27,651                  --          5,000                      --       --
Morton J. Denson                 --                 --                  --          2,500                      --       --
Herbert Entenberg                --                 --               3,667          2,500                  19,629       --



(1) Based on the fair market value per share of the Common Stock at year end, minus the exercise or base price on "in-the-money" options. The closing sale price for the Company's Common Stock as of June 30, 1996 on the NASDAQ National Market System was $10.125.


COMPENSATION OF DIRECTORS

        Pursuant to the Company's 1993 Stock Option Plan for Outside Directors (the "Outside Directors Plan"), the Company's outside directors (directors who are not employees of the Company) were each granted options on December 31, 1993 to purchase 14,667 shares of Common Stock. In addition, the Outside Directors Plan provides that each outside director shall also be granted on each December 31 subsequent to December 31, 1993 stock options to purchase 2,933 shares of Common Stock. All options granted under the Outside Directors' Plan are immediately exercisable, and the exercise price per share of each option is equal to the fair market value of the shares of Common Stock on the date of grant.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

        The Company's employment agreement with Mr. Joel Girsky is described in the footnotes to the Summary Compensation Table on page 7 of this Proxy Statement.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Stephen A. Cohen, a Director of the Company, is a member of Morrison Cohen Singer & Weinstein, LLP, general counsel to the Company. Mr. Cohen currently owns 4,789 shares of Common Stock and options to purchase an additional 20,533 shares of Common Stock. Mr. Cohen is one of the two members of the Company's Compensation Committee, the committee responsible for determining and administering the Company's compensation policies for the remuneration of the Company's senior management.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

        The Compensation Committee of the Board of Directors of the Company (the "Committee") is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's senior management. The Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective.

PHILOSOPHY

        The Company's executive compensation program seeks to encourage the achievement of business objectives and superior corporate performance by the Company's executives. The program enables the Company to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management's long-term focus is on maximizing shareholder value through equity-based incentives. The Program calls for consideration of the nature of each executive's work and responsibilities, unusual accomplishments or achievements on the Company's behalf, years of service, the executive's total compensation and the Company's financial condition generally.

COMPONENTS OF EXECUTIVE COMPENSATION

        Historically, the Company's executive employees have received cash-based and equity-based compensation.

        CASH-BASED COMPENSATION: Base salary represents the primary cash component of an executive employee's compensation, and is determined by evaluating the responsibilities associated with an employee's position at the Company and the employee's overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Committee and the Board of Directors believes that the Company's management and employees are best motivated through stock option awards and cash incentives.

        EQUITY-BASED COMPENSATION: Equity-based compensation principally has been in the form of stock options granted pursuant to the Company's 1993 Non-Qualified Stock Option Plan (the "Non-Qualified Plan"). The Committee believes that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long term shareholder value, and thus provide a direct relationship between an executive's compensation and the shareholders' interests. No specific formula is used to determine option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee's overall past and expected future contributions to the success of the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        The philosophy, factors, and criteria of the Committee generally applicable to the Company's senior management is applicable to the Chief Executive Officer.

                                                 Stephen A. Cohen
                                                 Edward M. Frankel

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

         The Company has purchased a directors' and officers' liability insurance policy, as permitted by Article 7 of the New York Business Corporation Law. National Union Insurance Company issued the policy, which provides coverage of $5,000,000 for an annual premium of $70,000. The original policy, which expired on February 5, 1996, was renewed on such day and is currently in effect with improved terms and conditions.

COMPARATIVE STOCK PERFORMANCE GRAPH

         The following is a graph comparing the annual percentage change in the cumulative total shareholder return of the Company's common stock with the cumulative total returns of the published Dow Jones Equity Market Index and Dow Jones Industrial & Commercial Services -- General
Services Index for the Company's last five (5) fiscal years:


                                [Chart and Graph]

                                           1991      1992      1993      1994      1995      1996
                                           ----      ----      ----      ----      ----      ----

Jaco Electronics, Inc.                      100       252       539       487       650      1032
Dow Jones Equity Market Index               100       114       131       132       167       212
Dow Jones Industrial Service & Commercial
  Services - General Services               100       111       121       120       141       170

                              INDEPENDENT AUDITORS

         The Board of Directors selected Grant Thornton LLP as independent auditors for its fiscal year ended June 30, 1996. Grant Thornton LLP were also auditors for the fiscal year ended June 30, 1995. The Company has not chosen an independent auditor for the fiscal year ending June 30, 1997, as the Company, historically, does not choose its auditors until near the end of the fiscal year. Representatives of Grant Thornton LLP will be present at the Annual Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from shareholders.


                              CERTAIN TRANSACTIONS

         During the year ended 1996, the Company incurred approximately $571,000 of rental expenses in connection with its main headquarters and centralized inventory distribution facility, located in Hauppauge, New York, which was paid to Bemar Realty Company ("Bemar"), the owner of such premises. Bemar is a partnership consisting of Messrs. Joel Girsky and Charles Girsky, both of whom are officers, directors and principal shareholders of the Company. The lease on the property, which is net of all expenses, including taxes, utilities, insurance, maintenance and repairs was renewed on January 1, 1996 and expires on December 31, 2003. The current rental rate is lower than the rate paid under the prior lease.

         During Fiscal 1996, Joel H. Girsky, the Chairman, President and Treasurer of the Company, was indebted to the Company under demand loans bearing interest at a rate of 9 3/4% per annum, the greatest amount of which indebtedness was $313,808 during such fiscal year. Such indebtedness was repaid in full on October 27, 1995.

         In September 1995, the Company's Board of Directors adopted a policy prohibiting the Company from making any loan or advance of money or property to, or guaranteeing the obligation of, any non-employee director of the Company and limiting the Company's ability to make such loans, advances or guarantees to employee directors and executive officers of the Company or its subsidiaries unless a majority of independent disinterested outside directors determine that such loan, advance or guarantee may reasonably be expected to benefit the Company. See also "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."


        COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Common Stock (the "Ten Percent Shareholders") to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Executive officers, directors, and Ten Percent Shareholders are required to furnish the Company with copies of such Forms. Based solely on a review of such Forms furnished to the Company, the Company believes that during Fiscal 1996, the Company's executive officers, directors, and Ten Percent Shareholders complied with all applicable Section 16(a) filing requirements.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

        Shareholders wishing to present proposals at the 1997 annual meeting of shareholders and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 1997 annual meeting of shareholders must submit their proposals, in writing, to the attention of the Vice President, Finance of the Company, on or before June 30, 1997.

                                    GENERAL

        The Board of Directors knows of no other matters which are likely to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

                                        By Order of the Board of Directors,


                                        Joel H. Girsky, Chairman
Hauppauge, New York
November 14, 1996

                             JACO ELECTRONICS, INC.


          Proxy for Annual Meeting of Shareholders - December 13, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned constitutes and appoints Joel H. Girsky and Charles B. Girsky, and each of them, proxies of the undersigned (the "Proxies"), with the power to appoint a substitute, to represent and to vote all shares of common stock of Jaco Electronics, Inc. (the "Company"), $0.10 par value per share (the "Common Stock"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on December 13, 1996, and all adjournments thereof, as follows:


         *1. To vote on the election of each of the following nominees to the Board of Directors, as indicated:

                  FOR all nominees listed below (except as marked to the contrary). / /

                  WITHHOLD AUTHORITY to vote for all nominees listed below. / /

                  Stephen A. Cohen, Edward M. Frankel, Charles B. Girsky, and Joel H. Girsky

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
            NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.)


         2. To vote, in the discretion of the Proxies, on such other matters as may properly come before the meeting.

*THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY SHALL BE VOTED AS DIRECTED ABOVE BY THE SHAREHOLDER. IN THE ABSENCE OF SUCH DIRECTION, THE SHARES OF COMMON STOCK SHALL BE VOTED FOR THE MATTERS SET FORTH IN ITEM 1.

Receipt of the Notice of Annual Meeting, the Proxy Statement, and the Annual Report to Shareholders is hereby acknowledged.

                                         Date:__________________________ , 1996


                                         _______________________________

                                         _______________________________

                                         _______________________________

                                            Signatures of Shareholders


Please sign as name appears hereon. If signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give your full title as it appears. If shares of Common Stock are held jointly, each named shareholder should sign.

               PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.